As filed with the Securities and Exchange Commission on June 1, 2026

Registration No. 333-294296

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMTECH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Arizona	86-0411215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

58 South River Drive Suite 370

Tempe, Arizona 85288

(480) 967-5146

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert C. Daigle

Chief Executive Officer

Amtech Systems, Inc.

58 South River Drive, Suite 370

Tempe, Arizona 85288

(480) 967-5146

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory R. Hall

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

(480) 606-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ (File No. 333-294296)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

The registrant previously registered securities at an aggregate offering price not to exceed $50,000,000 on a Registration Statement on Form S-3 (File No. 333-294296), which was filed by the registrant on March 13, 2026 and declared effective on March 23, 2026 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV.A of Form S-3, an additional number of securities having a proposed maximum aggregate offering price of $10,000,000 is hereby registered on this Registration Statement on Form S-3 (the “Registration Statement”), representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such registration statements. The contents of the Prior Registration Statement, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto are hereby incorporated by reference.

The required exhibits are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Exhibit Title

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of KPMG LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona on June 1, 2026.

Amtech systems, inc.

By:	/s/ Thomas Sabol

Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ ROBERT C. DAIGLE	President, Chief Executive Officer and Chairman	June 1, 2026
Robert C. Daigle

/s/ THOMAS SABOL	Chief Financial Officer	June 1, 2026
Thomas Sabol	(Principal Financial and Accounting Officer)

*	Director	June 1, 2026
Robert M. Averick

*	Director	June 1, 2026
Michael Garnreiter

*	Director	June 1, 2026
Michael M. Ludwig

*	Director	June 1, 2026
Asif Y. Jakwani

*By:

/s/ ROBERT C. DAIGLE
Robert C. Daigle

Attorney-in-Fact